EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

American Graphics, Inc., incorporated under the laws of Georgia;
Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina; Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia; Cadmus Interactive, Inc., incorporated under the laws of Georgia;
Cadmus Investment Corporation, incorporated under the laws of Delaware;
Cadmus Journal Services, Inc., incorporated under the laws of Virginia;
Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;
Cadmus Marketing, Inc., incorporated under the laws of Virginia;
Cadmus Printing Group, Inc. incorporated under the laws of Virginia;
Cadmus Publishing Group, Inc., incorporated under the laws of Virginia;
Cadmus Publishing Holding Corporation, incorporated under the laws of Delaware; Cadmus Software Services, Inc., incorporated under the laws of Virginia;
E-DOC., incorporated under the laws of Pennsylvania;
Electronic Document Services, Inc., incorporated under the laws of Pennsylvania; Expert Graphics, Inc., incorporated under the laws of Virginia; Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland; Lancaster Information Group, Inc., incorporated under the laws of Delaware; Lancaster Information Group, Inc., incorporated under the laws of Pennsylvania; Lancaster Press, Inc., incorporated under the laws of Pennsylvania;
Marblehead Communications, Inc., incorporated under the laws of Delaware; Tapsco, Inc., incorporated under the laws of Pennsylvania;
Three Score, Inc., incorporated under the laws of Georgia;
Tuff Stuff Publications, Inc., incorporated under the laws of Virginia;
Vaughan Printers, Incorporated, incorporated under the laws of Florida;
VSUB Holding Company, incorporated under the laws of Virginia;
Washburn Graphics, Inc., incorporated under the laws of North Carolina;
Washburn of New York, Inc., incorporated under the laws of New York; and The William Byrd Press, Incorporated, incorporated under the laws of Virginia.